Exhibit (c)(6)

Confidential The Conflicts Committee of the Board of Directors of TransMontaigne GP L.L.C. Discussion Materials Regarding Project Shaker August 15, 2018 Exhibit (c)(6)

Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors of TransMontaigne GP L.L.C. (the “Conflicts Committee”), the general partner of TransMontaigne Partners L.P. (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for use by the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Confidential MLP Equity Market Overview MLP Equity Market Overview Alerian MLP Index Yield Premium / (Discount) to U.S. 10-Year Treasury1 ($ in millions)  Currently, MLPs are trading at a 498 bp premium to the 10-Year Treasury, 35 bp higher than the 10-year average premium, and a 256 bp premium to the Merrill Lynch BB High Yield Index, 161 bp higher than the average since July 2008 16.0% 14.0% 12.0% 10.0% 8.0%  Midstream MLPs are currently trading at yields ranging from approximately 4.2% to 15.9% based primarily on commodity price sensitivity and visibility of distribution growth Midstream MLPs Sorted by Yield1 6.0% 4.0% 2.0% --% Aug-08 Nov-09 Feb-11 May-12 Aug-13 Nov-14 Feb-16 May-17 Aug-18 Equity Market Current Equity Market Current Pa rtne rship Ca pita liza tion Yie ld Partnership Capitalization Yield 10-Year US Treasury Alerian MLP Index Holly Energy Partners, L.P. Andeavor Logistics LP TransMontaigne Partners L.P. Dominion Midstream Partners, LP NuStar Energy LP $3,435.7 10,759.5 631.5 1,593.9 3,344.7 8.0% 8.1% 8.2% 8.4% 8.4% Alerian MLP Index Yield Premium / (Discount) to ML BB High Yield Index1,2 18.0% 16.0% 14.0% 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% --% Energy Transfer Partners, L.P. 26,948.1 9.8% Aug-08 Nov-09 Feb-11 May-12 Aug-13 Nov-14 Feb-16 May-17 Aug-18 ML BB High Yield Index2 Alerian MLP Index Source: FactSet 1. 2. As of August 10, 2018 Bank of America Merrill Lynch US High Yield (BB) Index 1 EnLink Midstream Partners, LP 6,266.4 8.8% PBF Logistics LP 934.0 8.8% Genesis Energy, L.P. 2,862.2 8.9% Global Partners LP 681.1 9.3% Hess Midstream Partners LP 1,276.0 5.8% Delek Logistics Partners, LP 747.7 10.0% Shell Midstream Partners, L.P. 5,159.1 6.2% Sprague Resources LP 563.6 10.5% CNX Midstream Partners LP 1,342.2 6.3% Crestwood Equity Partners LP 2,723.4 6.3% Rice Midstream Partners LP 1,846.6 6.5% MPLX LP 30,875.9 6.5% DCP Midstream Partners, LP 6,888.6 6.9% American Midstream Partners, LP 413.4 7.0% Western Gas Partners, LP 8,832.6 7.1% Enable Midstream Partners, LP 7,661.1 7.2% TC PipeLines, LP 2,447.7 7.7% EQT Midstream Partners, LP 6,442.3 7.8% Mean 2018E Distribution Coverage:1.6x Mean Net Debt / 2018E EBITDA:3.4x Mean 2018E Distribution Coverage:1.1x Mean Net Debt / 2018E EBITDA:4.7x Blueknight Energy Partners, L.P. 114.7 11.4% CrossAmerica Partners LP 629.7 11.4% Sunoco LP 2,751.5 11.9% CSI Compressco LP 257.8 12.0% USA Compression Partners, LP 1,562.2 12.1% Enbridge Energy Partners, L.P. 5,234.7 12.1% Buckeye Partners, L.P. 5,671.4 13.6% Summit Midstream Partners, LP 1,261.3 13.6% USD Partners LP 272.1 13.8% Martin Midstream Partners L.P. 494.0 15.9% 89 bp average prem ium 256 bp prem ium Noble Midstream Partners LP $1,939.5 4.2% Plains All American Pipeline, L.P. 19,786.6 4.4% Antero Midstream Partners LP 6,031.8 4.8% BP Midstream Partners LP 2,250.1 5.0% Valero Energy Partners LP 2,942.9 5.1% Williams Partners L.P. 46,216.7 5.1% Cheniere Energy Partners, L.P. 19,335.4 5.1% Magellan Midstream Partners, L.P. 16,375.3 5.2% Phillips 66 Partners LP 6,674.5 5.3% Enterprise Products Partners L.P. 64,310.0 5.8% 498 bp prem ium 461 bp average prem ium

Confidential MLP Equity Market Overview Difficult Equity Markets for Midstream / MLPs in the Recent Years Total Energy Issuance Volume and Product Breakdown Energy ECM Volume by Subsector (2017 vs. 2018YTD) $60 2017 – $23.0bn 2018 YTD – $7.9bn $50 Royalty Trust 1% $40 OFS 13% MLP 16% $30 Diversified 10% $20 MLP 38% $10 OFS 41% E&P 21% $0 2014 2015 2016 2017 2018 E&P 39% Diversified 16% IPOs Follow-ons Converts MLP Follow-On Equity Offering Volume Since 2008 MLP IPO Volume Since 2008 $30.0 $8.0 $25.0 $7.0 $6.0 $20.0 $5.0 $15.0 $4.0 $3.0 $10.0 $6.4 $2.0 $5.0 $1.0 $ - $ - 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Source: Dealogic and FactSet as of August 10, 2018 2 Value ($Bn) Volume ($Bn) Value ($Bn) # of Follow-Ons 17 46 52 51 59 64 52 30 32 18 4 # of IPOs 2 0 6 12 13 17 15 6 1 5 0 $6.7 $5.2 $4.4 $3.7 $2.4 $2.4 $1.7 $0.3 $--$0.5 $--$20.1 $17.4 $17.0 $12.4 $13.9 $8.8 $7.9 $7.5 $3.5 $1.2 $51.2 $42 $5.4 $23.0 $44.0 $1.8 $26 $29.3 $3.9 $0.6 $18.0 $7.9 $22.0 $0.4 $10.3 $5.5 $4.4

Confidential MLP Equity Market Overview MLPs Trading at Discount to Historical Averages Alerian MLP Index Yield Over Time 8.5% 7.3% Average 6.4% 6.5% 6.3% 5.6% 5.4% 4.6% Note: Market data as of August 10, 2018 Source: FactSet 3 Q1'10 Q2'10 Q3'10 Q4'10 Q1'11 Q2'11 Q3'11 Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13 Q3'13 Q4'13 Q1'14 Q2'14 Q3'14 Q4'14 Q1'15 Q2'15 Q3'15 Q4'15 Q1'16 Q2'16 Q3'16 Q4'16 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 8.1% 8.1% 7.9% 7.7% 7.7% 7.1% 7.0%7.1% 7.5% 6.9% 6.8% 6.8% 6.6% 6.3%6.2%6.3% 6.5% 6.0% 6.1% 6.2% 6.0% 5.6%5.7% 5.5% 5.1%5.1% 4.7% At current yield levels, MLPs are trading in line with asset value as a group (i.e. limited, if any, MLP value premium)

Confidential MLP Equity Market Overview TLP and the Alerian Index Have Underperformed the Broader Market In Recent Years 300.0% 252.8% 250.0% 200.0% 150.0% 118.3% 100.0% 83.3% 50.0% 0.0% 08/10/11 10/09/12 12/09/13 02/08/15 04/09/16 06/09/17 08/10/18 TLP S&P 500 AMZ Source: FactSet 4

Confidential MLP Equity Market Overview MLP IPOs since January 2017 Current Price 1 ($/Unit) Pricing Date Offering Size ($MM) Price at IPO ($/Unit) Price Change (%) Name BP Mids tream Partners 25-Oct-2017 $860.3 $18.00 $21.48 19.3% Oas is Mids tream Partners 20-Sep-2017 146.6 17.00 23.71 39.5% Antero Mids tream 3-May-2017 875.4 23.50 19.34 (17.7%) Hes s Mids tream Partners 4-Apr-2017 390.9 23.00 22.92 (0.3%) Kim bell Royalty Partners 2-Feb-2017 103.5 18.00 21.28 18.2% Source: Dealogic and FactSet 1. As of August 10, 2018 5